UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2017 (January 24, 2017)

TRIBUNE MEDIA COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08572	36-1880355
(State or other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

435 North Michigan Avenue, Chicago, Illinois		60611
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 210-2786

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 24, 2017, Peter Liguori, President, Chief Executive Officer and Director of Tribune Media Company (the “Company”), notified the Company of his decision to resign from his positions as President and Chief Executive Officer and member of the Board of Directors (the “Board”) of the Company, effective immediately following the Company’s earnings release and investor call in connection with its release of results for the fourth quarter and fiscal year ended December 31, 2016, which is expected to occur on or shortly after February 28, 2017.

Pursuant to a Separation Agreement, dated January 24, 2017, between the Company and Mr. Liguori, Mr. Liguori will receive the compensation and benefits payable under his Employment Agreement, dated January 1, 2016 (the “Employment Agreement”), for a termination of employment for Good Reason (as such term is defined in the Employment Agreement). Additionally, the parties agreed to limit the scope of Mr. Liguori’s non-compete to reflect changes in the Company’s business since January 1, 2016. The Company has commenced a search for a successor to Mr. Liguori as Chief Executive Officer.

Effective the date of Mr. Liguori’s resignation, Peter M. Kern, age 49, a current member of the Board, will commence serving as the Interim Chief Executive Officer of the Company and is expected to serve in such capacity until a successor for Mr. Liguori is appointed. Mr. Kern is a Managing Partner of InterMedia Partners VII, LP, a private equity firm. Prior to joining InterMedia, Mr. Kern was Senior Managing Director and Principal of Alpine Capital LLC. Prior to Alpine Capital, Mr. Kern founded Gemini Associates in 1996 and served as President from its inception through its merger with Alpine Capital in 2001. Prior to founding Gemini Associates, Mr. Kern was at the Home Shopping Network and Whittle Communications. Since April 2013, Mr. Kern has served as chairman of the board of directors of Hemisphere Media Group, Inc., a publicly-traded Spanish-language media company. Mr. Kern also serves on the boards of Expedia, Inc., Trivago N.V. and a number of private companies.

A copy of the Company’s press release regarding these events is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated January 25, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2017	Tribune Media Company

	By:	/s/ Edward P. Lazarus
Edward P. Lazarus
Executive Vice President, General Counsel, Chief Strategy Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 25, 2017.